THIRD AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of December 20, 2017, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the RiverPark Strategic Income Fund; and

WHEREAS, the parties desire to amend the fees on Exhibit C of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Gregory Farley
Printed Name: John P. Buckel	Printed Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: 4/12/2023	Date: 4/13/2023

Exhibit A
to the
Transfer Agent Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

CrossingBridge Low Duration High Yield Fund
CrossingBridge Ultra-Short Debt Fund
CrossingBridge Strategic Income Fund
RiverPark Strategic Income Fund

Exhibit C

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*
$ ____ Base Fee per CUSIP- for first CUSIP in Fund Complex
$ ____ Each additional class CUSIP in Fund Complex
$ ____ per open account direct account
$____ per open networked account (ML3) for first 2500 accounts per Fund
$____ per open networked account (ML3) for next 2500 accounts per Fund
$____ per open networked account (ML3) on the balance
$ ____ per closed account - Closed (zero balance) Accounts
$ ____ per open account - Daily Accrual Fund Accounts

Annual Basis Point Fee per Fund Complex
Basis Points
____ on the first $ ____
____ on the next $ ____
____ on the balance

Services Included in Annual Basis Point Fee
▪Telephone Calls
▪Voice Response Calls
▪Manual Shareholder Transaction & Correspondence
▪Omnibus Account Transaction
▪Daily Valuation/Manual 401k Trade
▪Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪NSCC System Interface
▪Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Transfer Agent & Shareholder Services (Additional Services Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
▪$ ____ per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)
▪$ ____ per transfer to successor trustee
▪$ ____ per participant distribution (Excluding SWPs)
▪$ ____ per refund of excess contribution
▪$ ____ per reconversion/recharacterization

Additional Shareholder Paid Fees
▪$ ____ per outgoing wire transfer or overnight delivery
▪$ ____ per return check or ACH or stop payment
▪$ ____ per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

▪$ ____ per Email

Programming Services
▪$ ____ per hour (subject to change)

▪Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund Setup programming (transfer Agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪$ ____ per direct open account per year
Literature Fulfillment Services
▪Account Management/Database Administration
•$ ____ per month
•$ ____ per SKU - Receiving
•$ ____ per order - Order Processing
•$ ____ per month per location - Skid Storage
•$ ____ per SKU - Disposal

▪Inbound Tele servicing Only
•$ ____ per month Account Management (OR)
•$ ____ per call, Call Servicing

▪Lead Source Reporting
•$ ____ per month

▪Closed Loop Reporting
•$ ____ per month, Account Management
•$ ____ per fund group, Database Installation, Setup

▪Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Fund Event* Services
▪$ ____/hour, Programming & File Delivery
▪$ ____/hour, Project Management/Analysis
▪$ ____/account/month, Account Data Retention - until purged*
▪$ ____/CUSIP/month, CUSIP Data Retention - until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup
▪$ 1,500 per CUSIP - CUSIP Setup beyond the initial CUSIP
▪$ 3,000 per CUSIP (Less than 35 days) - Expedited CUSIP Setup

Fund Characteristic Change
▪$ 500 per fund/ per change - Fund Name Change
▪$ 500 per fund/ per change - Fund CUSIP Change

Transfer Agent, Shareholder & Account Services Fee Schedule

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities.
Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

▪Implementation
•$ ____ - per fund group, Inquiry only - no transaction capabilities
•$ ____ per fund group, base transactional and maintenance functionality
•Three year minimum term

▪Annual Fee - Based on Login Volume
•$ ____ - Up to ____
•$ ____ - ____ - ____
•$ ____ - ____+

▪Activity Fees:
•$____ per event, per login
•$ ____ per event, Login Challenge (email or SMS Text)
•$ ____ per event, Inquiry
•$ ____ per event, Account Maintenance
•$ ____ per event, Transaction - financial transactions, duplicate statements requests, etc.
•$ ____ per event, New Account Set-up
•____ per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪$ ____ per year, Base Fee Per Management Company - file generation and delivery

▪Per Record Charge
•$ ____ Rep/Branch/ID
•$ ____ Dealer

▪$ ____ per record Price Files or $ ____ per user per month, whichever is less

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

▪Account inquiry
•$ ____ per event Inquiry
•$ ____ per month per ID Vision ID

•Transaction Processing*
•$ ____ per Management Company Implementation Fee
•$ ____ per event Transaction - purchase, redeem, and exchange
•$ ____ per month Monthly Minimum Charge

▪Electronic Statements*
•$ ____ per fund group Implementation
•$ ____ per image Load charges
•$ ____ per document Archive charge (for any image stored beyond 2 years)

*Vision ID and event charges also apply.
▪Threatmetrix Services: MFA Annual Product Fee
•$ ____ Monthly, $ ____ Annually - Below 1,000 IDs
•$ ____ Monthly, $ ____ Annually - 1000-3450 IDs
•$ ____ Monthly, $ ____ Annually - 3451 IDs and above

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
▪STAT - Statement and Tax Form Storage & Retrieval
•$ ____ per user Setup
•$ ____ per user per month Support

Additional Data Delivery Services
▪Ad Hoc/Power Select File Development
•$ ____ per file Standard ad-hoc select
•$____ per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
•$ ____ per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
•Recurring files scheduled for delivery via Report Source.

▪Custom Electronic File Exchange (MFS delivery of standard TIP files)
•$ ____ one-time fee to Setup
•$ ____ per file per month, Support

▪File Delivery to Alternate Sales Reporting Provider
•$ ____ one-time fee to Setup
•$ ____ per file per month Maintenance Fee

Chat Services
▪$ ____ Implementation Fee
▪$ ____ per month Monthly Fee

▪$ ____ per Chat Fee or $____ per minute of chat

Virtual Assistant
▪$ ____ Implementation Fee
•$ ____ per month administration fee

Electronic Form Delivery and Signature Capture
$ ____ Implementation fee (includes 15 forms)
$ ____ for each additional form and email template - Additional setup fee
$ ____ per form, Form and fund logo modifications
$ ____ per updated Fund Logo
$ ____ per month, Monthly minimum fee
$ ____ Per electronic envelope Fee

Recordkeeping Application Access

▪Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$ ____ implementation
•$ ____ per month

▪Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth

▪TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$ ____ implementation
•$ ____ per ID per month

▪TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$ ____ implementation
•$ ____ per ID per month

▪TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
•$ ____ implementation
•$ ____ per ID per month

▪Automated Work Distributor (AWD) - Image and workflow application.
•$ ____ implementation
•$ ____ per ID per month

▪Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$ ____ implementation
•$ ____ per ID per month

▪PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$ ____ per month

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪$ ____ setup per fund group
▪$ ____ per month administration
▪$ ____ per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
▪$ ____ per fund group per month

CTI Reporting
Integrated custom detailed call reporting - $ ____ per monthly report

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪$ ____ per Month

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪$ ____ - $ ____ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)
▪$ ____ MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
▪$ ____ MARS Sales Reporting (Includes 1 Sales Users)
▪$ ____ MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ 50 per month

Standard MARS System Setup & Implementation Costs
▪$ ____ - SalesForce.com Integration
▪$ ____ - Custom Data Interface
▪$ ____ - Omni SERV Setup
▪$ ____ - Standard Interface
▪$ ____ - Additional Omni SERV Interface

Standard MARS Licenses (Monthly Fee Per User)
▪$ ____ - Sales Reporting
▪$ ____ - 22c-2 Compliance
▪$ ____ - CRM
▪$ ____ - SFDC

MARS Training (in-person):
▪$ ____ /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume

•0 - 5	$ _____	5K - 7.	$ _____
•7.5K - 1	$ _____	10K - 1	$ _____
•15K - 2	$ _____	20K - 4	$ _____
•40K - 6	$ _____	60K - 8	$ _____
•80K - 10	$ _____	100K - 12	$ _____
•120K - 14	$ _____	140K - 16	$ _____
•160K - 18	$ _____	180K - 20	$ _____
•200K - 22	$ _____	220K - 24	$ _____
•240K - 26	$ _____	260K - 28	$ _____
•280K - 30	$ _____	300K - 32	$ _____
•320K - 34	$ _____	340K - 36	$ _____
•360K - 38	$ _____	380K - 40	$ _____
•400K - 42	$ _____	420K - 44	$ _____
•440K - 46	$ _____	460K - 48	$ _____
•480K - 50	$ _____	500K - 52	$ _____
•520K - 54	$ _____	540K - 56	$ _____
•560K - 58	$ _____	580K - 60	$ _____
•600K - 62	$ _____	620K - 64	$ _____
•640K - 66	$ _____	660K - 68	$ _____
•680K - 70	$ _____	700K - 72	$ _____
•720K - 74	$ _____	740K - 76	$ _____
•760K - 78	$ _____	780K - 80	$ _____
•800K - 82	$ _____	820K - 84	$ _____
•840K - 86	$ _____	860K - 88	$ _____
•880K - 90	$ _____	900K - 92	$ _____
•920K - 94	$ _____	940K - 96	$ _____
•960K - 98	$ _____	980K - 1	$ _____

Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live.
This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
▪$ ____ - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees )
▪$ ____ MARS Sales & Compliance Reporting
▪$ ____ MARS Sales Reporting Only
▪$ ____ MARS 22c-2 Compliance Only

Once an AUM of $____ has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪$ ____ - Custom Data Interface
▪$ ____ - Additional OmniSERV Setup ($____ Monthly)
▪$____ - Standard DCIO Interface Setup ($____ Monthly)
▪$ ____ - Standard Interface Setup ($____ Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume

•0 - 5K	$ _____	5K - 7.5K	$ _____
•7.5K - 10K	$ _____	10K - 15K	$ _____
•15K - 20K	$ _____	20K - 40K	$ _____
•40K - 60K	$ _____	60K - 80K	$ _____
•80K - 100K	$ _____	100K - 120K	$ _____
•120K - 140K	$ _____	140K - 160K	$ _____
•160K - 180K	$ _____	180K - 200K	$ _____
•200K - 220K	$ _____	220K - 240K	$ _____
•240K - 260K	$ _____	260K - 280K	$ _____
•280K - 300K	$ _____	300K - 320K	$ _____
•320K - 340K	$ _____	340K - 360K	$ _____
•360K - 380K	$ _____	380K - 400K	$ _____

•400K - 420K	$ _____	420K - 440K	$ _____
•440K - 460K	$ _____	460K - 480K	$ _____
•480K - 500K	$ _____	500K - 520K	$ _____
•520K - 540K	$ _____	540K - 560K	$ _____
•560K - 580K	$ _____	580K - 600K	$ _____
•600K - 620K	$ _____	620K - 640K	$ _____
•640K - 660K	$ _____	660K - 680K	$ _____
•680K - 700K	$ _____	700K - 720K	$ _____
•720K - 740K	$ _____	740K - 760K	$ _____
•760K - 780K	$ _____	780K - 800K	$ _____
•800K - 820K	$ _____	820K - 840K	$ _____
•840K - 860K	$ _____	860K - 880K	$ _____
•880K - 900K	$ _____	900K - 920K	$ _____
•920K - 940K	$ _____	940K - 960K	$ _____
•960K - 980K	$ _____	980K - 1M	$ _____

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live.
This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪$ ____ per statement, Document Loading, Storage, and Access
▪$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
▪$ ____ initial setup fee, Development & Implementation of Electronic Confirm Statements

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪$ ____ per statement, Document Loading, Storage, and Access
▪$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
▪$ ____ initial setup fee, Development & Implementation of Electronic Investor Statements

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

▪$ ____ per statement, Document Loading, Storage, and Access
▪$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
▪$ ____ initial setup fee, Development & Implementation of Electronic Tax Statements

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
▪$ ____ initial setup fee, Development & Implementation of Electronic Compliance Documents -

Related Digital Investor Fees
▪$ ____ per transaction, View Consent Enrollment
▪$ ____ per transaction, Consent Enrollment
▪$____ per view, View Statements

Notes:
▪Statements presented as PDF documents
▪Statements will be loaded for all accounts, regardless of consent
▪Three-year minimum term
▪Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired
Digital Investor customization charges apply

Advisor’s signature below acknowledges approval of the fee schedule above.

CrossingBridge Advisors LLC

By: /s/ John P. Conner, Jr.
Name: John P. Conner, Jr.
Title: Authorized Agent
Date: April, 13th, 2023